1
Exhibit
32
Certifications
Pursuant
to 18
U.S.C. §1350,
As Adopted
Pursuant
to Section 906
of the Sarbanes-Oxley
Act of 2002
Solely
for
the purposes
of complying
with 18
U.S.C.
§1350,
as adopted
pursuant
to Section
906 of
the
Sarbanes-Oxley
Act of
2002,
we,
the
undersigned
Chief
Executive
Officer
and
Chief
Financial
Officer
of
Cal-Maine
Foods,
Inc.
(the
“Company”),
hereby
certify, based
on our knowledge,
that the Annual
Report on Form
10-K of the Company
for the
fiscal year ended
May 30,
2026 (the
“Report”)
fully complies
with the
requirements
of Section
13(a) or
15(d) of
the Securities
Exchange
Act of
1934 and
that
the
information
contained
in
the
Report
fairly
presents,
in
all
material
respects,
the
financial
condition
and
results
of
operatio
ns of the Company.
/s/ Sherman
L. Miller
Sherman
L. Miller
President
and Chief
Executive
Officer
/s/ Max
P. Bowman
Max P. Bowman
Vice President
and Chief
Financial
Officer
Date:
July 22,
2026